EXHIBIT 10.24
LEASE GUARANTY
     WHEREAS, E&V Investments, LLC, hereinafter “Landlord”, and Global Water Management, LLC, hereinafter “Tenant”, are about to execute a document entitled “Lease” dated November 15, 2005 concerning the premises commonly known as Suite #201 of Ancona Office Centre located at 21410 N. 19th Avenue in Phoenix, Arizona wherein Landlord will lease the premises to Tenant and
     WHEREAS, Global Water Resources, LLC, hereinafter “Guarantor” has a financial interest in Tenant, and
     WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Lease Guaranty.
     NOW THEREFORE, in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, Guarantor guarantees the prompt payment by Lessee of all rents and all other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant.
     It is specifically agreed that the terms of the foregoing Lease may be modified by agreement between Landlord and Tenant and said Lease may be assigned by Landlord or by assignee of Landlord without consent or notice of Guarantor and that this Guaranty shall guarantee the performance of said Lease as so modified.
     This Guaranty shall not be released, modified or affected by the failure or delay on the part of Landlord to enforce any of the rights or remedies of the Landlord under said Lease, whether pursuant to the terms thereof or at law or in equity.
     No notice of default need be given to Guarantor (other than any required notice to Tenant under the Lease), it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Landlord may proceed against Tenant and/or against Guarantor following any breach or default by Tenant or for the enforcement of any rights which Landlord may have as against Tenant under the terms of this Lease or at law or in equity.
     Landlord shall have the right to proceed against Guarantor hereunder following any breach or default by Tenant without first proceeding against Tenant and without previous notice to or demand upon either Tenant or Guarantor except as provided for in the Lease.
     Guarantor hereby waives (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) any right to require Landlord to proceed against the Tenant or any other Guarantor or any other person or entity liable to Landlord, (d) any right to require Landlord to apply to any default any security deposit or other security it may hold under the lease, (e) any right to require Landlord to proceed under any other remedy Landlord may have before proceeding against Guarantor, (f) any right of subrogation.
     Guarantor does hereby subrogate all existing or future indebtedness of Tenant to Guarantor to the obligations owed to Landlord under the Lease and this Guaranty.

     The obligations of Tenant under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require Guarantor to re-affirm this Guaranty.
     The term “Landlord” refers to and means the Landlord named in the Lease and also Landlord’s successors and assigns. So long as Landlord’s interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord’s interest shall affect the continuing obligation of Guarantor under this Guaranty which shall nevertheless continue in full force and affect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.
     The term “Tenant” refers to and means the Tenant named in the Lease and also Tenant’s successors and assigns.
     In the event any action be brought by said Landlord against Guarantor hereunder to enforce the obligation of Guarantor hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney’s fee which shall be fixed by the court.

Executed at: PHOENIX

On: 29 November 2005
/s/ Trevor T. Hill.

Trevor T. Hill.
TREVOR T. HILL

GLOBAL WATER RESOURCES.
"GUARANTOR"